EXHIBIT 16



May 12, 2004

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Ref:     Elephant Talk Communications, Inc.
                  File Ref. No. 000-30061

We have read the statements that we understand Elephant Talk Communications, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.

                                    Very truly yours,

                                    /s/ Kabani & Company, Inc.
                                    ----------------------------
                                    Kabani & Company, Inc.
                                    Certified Public Accountants



























                                       16-1